                                                                   EXHIBIT 10.28

                                      FIRST
                                AMENDMENT TO THE
                                     KEYCORP
                           DEFERRED COMPENSATION PLAN



         WHEREAS, KeyCorp has established the KeyCorp Deferred Compensation Plan (the "Plan"), and

         WHEREAS, the Board of Directors of KeyCorp has authorized its Compensation and Organization Committee to permit amendments to the Plan, and

         WHEREAS, the Compensation and Organization Committee of the Board of Directors of KeyCorp has authorized by and through the adoption of the KeyCorp Automatic Deferral Plan the execution of this Amendment,

         NOW, THEREFORE, pursuant to such action of the Compensation and Organization Committee, the Plan is hereby amended as follows:


         1. The Plan is amended to add a new Section 3.7 to the Plan to read in its entirety as follows:

                  "3.7 ROLLOVERS. Subject to the Corporation's consent, the Plan may accept on behalf of a Participant, a rollover of the Participant's bookkeeping account balance from such other deferred compensation plan of the Employer in which the Participant also participates. The bookkeeping account balance so rolled shall be known as plan transfer contributions ("Plan Transfer Contributions"). The Participant's Plan Transfer Contributions shall be credited to the Participant's Plan Account on a bookkeeping basis in such a manner as the Corporation shall be able to separately identify such Plan Transfer Contributions and determine the net gains or losses attributable thereto. Such Plan Transfer Contributions shall, at all times, be invested in the Plan's Common Stock Account, and shall not be subject to the Participant's investment direction or diversification. Plan Transfer Contributions shall be fully vested under the Plan, and shall be subject to the distribution requirements contained in Article VI hereof."

         2. Section 9.1 is amended to delete it in its entirety and to substitute therefor the following:

                  "9.1 RESERVATION OF RIGHTS. The Corporation reserves the right to terminate the Plan at any time by action of the Board of Directors of the Corporation, or any duly authorized committee thereof, and to modify or amend the Plan, in whole or in part, at any time and for any reason, subject to the following:

                           (a) PRESERVATION OF ACCOUNT BALANCE. No termination,
                  amendment, or modification of the Plan shall reduce (i) the amount of Prior Plan Awards, Plan Transfer Contributions, Participant Deferrals and Corporate Contributions, and (ii) all earnings and gains on such Prior Plan Awards, Plan Transfer Contributions, Participant Deferrals, and Corporate Contributions that have accrued up to the effective date of the termination, amendment, or modification.

                           (b) CHANGES IN EARNINGS RATE. No amendment or
                  modification of the Plan shall reduce the rate of earnings to be credited on all Prior Plan Awards, Plan Transfer Contributions, Participant Deferrals, and Corporate Contributions and all earnings accrued thereon until the close of the applicable Deferral Period in which such amendment or modification is made."

         3. Section 10.1 is amended to delete it in its entirety and to substitute therefor the following:

                  "10.1 CHANGE OF CONTROL. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control as defined in accordance with Section 2.2 of the Plan, no amendment or modification of the Plan may be made at any time on or after such Change of Control (1) to reduce or modify a Participant's Pre-Change of Control Account Balance,
                  (2) to reduce or modify the Interest Bearing Account's rate of earnings on or method of crediting such earnings to a Participant's Pre-Change of Control Account Balances, (3) to reduce or modify the Common Stock Accounts' method of calculating all earnings, gains, and/or losses on a Participant's Pre-Change of Control Account Balance, (4) to reduce or modify any Investment Funds' method of calculating all earnings, gains, and/or losses on a Participant's Pre-Change of Control Account Balance, or (5) to reduce or modify the Participant's Participant Deferrals and/or Corporate Contributions to be credited to a Participant's Plan Account for the applicable Deferral Period. For purposes of this Section 10.1, the term "Pre-Change of Control Account Balance" shall mean, with regard to any Plan Participant, the aggregate amount of such Participant's Prior Plan Awards, Plan Transfer Contributions, Participant Deferrals, and Corporate Contributions with all earnings, gains, and losses thereon which are credited to the Participant's Plan Account through the close of the calendar year in which such Change of Control occurs."

         4. Except as otherwise amended herein, the Plan shall remain in full force and effect.


         IN WITNESS WHEREOF, KeyCorp has caused this First Amendment to the Plan to be executed by its duly authorized officer to be effective as of the ___ day of December, 1999.


                                 KEYCORP


                                 By:
                                     -------------------------------------------

                                 Title:
                                       -----------------------------------------





                                       2